EXHIBIT 12          U S WEST COMMUNICATIONS, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

<BTB>
                                                 Quarter   Quarter
                                                  Ended     Ended
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------
Income before income taxes                      $    578  $    477
Interest expense (net of amounts
  capitalized)                                        93       104
Interest factor on rentals (1/3)                      16        12
                                                --------  --------
Earnings                                        $    687  $    593

Interest expense                                $     97  $    105
Interest factor on rentals (1/3)                      16        12
                                                --------  --------
Fixed charges                                   $    113  $    117

Ratio of earnings to fixed charges                  6.08      5.07
------------------------------------------      --------  --------

<BTB>
                                                 Year-to   Year-to
                                                 -Date     -Date
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------
Income before income taxes
  and cumulative effect of
  change in accounting principle                $  1,713  $  1,500
Interest expense (net of amounts
  capitalized)                                       282       308
Interest factor on rentals (1/3)                      48        41
                                                --------  --------
Earnings                                        $  2,043  $  1,849

Interest expense                                $    297  $    337
Interest factor on rentals (1/3)                      48        41
                                                --------  --------
Fixed charges                                   $    345  $    378

Ratio of earnings to fixed charges                  5.92      4.89
------------------------------------------      --------  --------